SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

June 23, 2005
Date of Report (Date of earliest event reported)

EVERGREEN SOLAR, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31687 (Commission File Number)	04-3242254 (IRS Employer Identification No.)

138 Bartlett Street
Marlboro, Massachusetts 01752

(Address of principal executive offices)

(508) 357-2221

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On June 23, 2005, Evergreen Solar, Inc. (the “Registrant”) entered into a purchase agreement (the “Purchase Agreement”) with SG Cowen & Co., LLC, as representative for SG Cowen & Co., LLC, First Albany Capital Inc. and Merriman Curhan Ford & Co. (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Registrant agreed to sell to the Initial Purchasers $75 million aggregate principal amount of convertible subordinated notes due 2012, which will bear interest at a rate of 4.375% per year and will be subordinated to all existing and future senior debt of the Registrant (the “Notes”), the form of which is attached hereto as Exhibit 4.5. The Notes are convertible at any time prior to maturity, redemption or repurchase, into shares of common stock of the Registrant at an initial conversion rate of 135.3180 shares of common stock per $1,000 principal amount of Notes (subject to adjustment). The Registrant also granted to the Initial Purchasers a 30-day option to purchase up to an additional $15 million aggregate principal amount of Notes, which the Initial Purchasers have exercised in full, bringing the total offering size to $90 million.

     The closing of the sale of the Notes, including the Notes sold to the Initial Purchasers as a result of the exercise of their option, occurred on June 29, 2005. The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers of the Notes then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Registrant relied on these exemptions from registration based on representations made by the Initial Purchasers in the Purchase Agreement.

     The Notes are governed by the terms of an indenture (the “Indenture”), dated as of June 29, 2005, between the Registrant and U.S. Bank National Association, as Trustee, a copy of which is attached hereto as Exhibit 4.4.

     In connection with the sale of the Notes, the Registrant also entered into a registration rights agreement, dated June 29, 2005, with SG Cowen & Co., LLC, as representative of the Initial Purchasers, a copy of which is attached hereto as Exhibit 10.21 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Registrant has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and of the Registrant’s common stock issuable upon conversion of the Notes. If the Registrant fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay liquidated damages to the holders of the Notes.

     The foregoing is qualified in its entirety by reference to the text of the Indenture and the Registration Rights Agreement, which are included as exhibits hereto and are incorporated herein by this reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 of this report, which is incorporated herein by this reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

     See Item 1.01 of this report, which is incorporated herein by this reference.

Section 8 — Other Events

Item 8.01 Other Events.

     On June 22, 2005, June 24, 2005 and June 28, 2005, Evergreen Solar, Inc. issued press releases with respect to its offer and sale of $90 million aggregate principal amount of 4.375% convertible subordinated notes due 2012. A copy of each of the press releases is attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 to this report and is incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

     The following exhibits are filed herewith:

Exhibit Number	Description
4.4	Indenture, dated as of June 29, 2005, between the Registrant and U.S. Bank National Association, as Trustee.

4.5	Form of 4.375% Convertible Subordinated Notes due 2012 (incorporated by reference to Exhibit A of Exhibit 4.4 to this report).

10.21	Registration Rights Agreement, dated June 29, 2005, between the Registrant and SG Cowen & Co., LLC, as representative of the Initial Purchasers.

99.1	Text of press release of Evergreen Solar, Inc., dated June 22, 2005, announcing its intention to offer convertible subordinated notes.

99.2	Text of press release of Evergreen Solar, Inc., dated June 24, 2005, announcing the pricing of its $75 million convertible subordinated note offering.

99.3
Text of press release of Evergreen Solar, Inc., dated June 28, 2005, announcing that the initial purchasers of its recent offering of convertible subordinated notes had exercised in full their option to purchase an additional $15 million aggregate principal amount of such notes, bringing the total offering size to $90 million.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 29, 2005

EVERGREEN SOLAR, INC.

/s/ Richard G. Chleboski

Richard G. Chleboski
Chief Financial Officer, Vice President, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
4.4	Indenture, dated as of June 29, 2005, between the Registrant and U.S. Bank National Association, as Trustee.

4.5	Form of 4.375% Convertible Subordinated Notes due 2012 (incorporated by reference to Exhibit A of Exhibit 4.4 to this report).

10.21	Registration Rights Agreement, dated June 29, 2005, between the Registrant and SG Cowen & Co., LLC, as representative of the Initial Purchasers.

99.1	Text of press release of Evergreen Solar, Inc., dated June 22, 2005, announcing its intention to offer convertible subordinated notes.

99.2	Text of press release of Evergreen Solar, Inc., dated June 24, 2005, announcing the pricing of its $75 million convertible subordinated note offering.

99.3
Text of press release of Evergreen Solar, Inc., dated June 28, 2005, announcing that the initial purchasers of its recent offering of convertible subordinated notes had exercised in full their option to purchase an additional $15 million aggregate principal amount of such notes, bringing the total offering size to $90 million.